Exhibit 10.1

SETTLEMENT AND RELEASE AGREEMENT

THIS SETTLEMENT AND RELEASE AGREEMENT ("Agreement" or “Release”) is entered into between Tumbleweed Communications Corp. (“Tumbleweed” or the "Company") and Craig D. Brennan (“Brennan”) (together the "Parties").

WHEREAS, Brennan was employed by the Company as its Chief Executive Officer pursuant to the terms of the Employment Agreement between the Company and Brennan, dated June 30, 2005 (the "Employment Agreement");

WHEREAS, Brennan resigned his employment with the Company as of January, 9, 2006 (the "Separation Date"); and

WHEREAS, Brennan resigned his officership and directorship of the Company and his directorship of Tumbleweed Communications Pty. Limited effective January 9, 2006; and

WHEREAS, the Parties desire to fully and completely settle and dispose of all matters between them, specifically including, but not limited to, all matters relating to Brennan's employment with and separation from the Company and his directorship and officership of the Company and from his directorship of Tumbleweed Communications Pty. Limited.

NOW THEREFORE, in consideration of the mutual covenants and agreements set forth hereinafter, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Brennan and the Company, each intending to be legally bound, hereby agree as follows:

1.	CONSIDERATION.

a.           In consideration of Brennan's release of all claims and other covenants and agreements contained herein, on the fifth (5th) day after the Effective Date of this Agreement (defined in Paragraph 5(b) infra), the Company shall mail to Brennan the sum of $95,501.00, less all applicable tax withholding (the "Settlement Payment").

b.           Brennan acknowledges and agrees that the Settlement Payment is in addition to any unpaid wages, expense reimbursements and accrued but unused vacation earned through the Separation Date and Brennan acknowledges and agrees that he has been paid all such sums owed.

2.	RELEASES.

a.            In exchange for the Settlement Payment paid pursuant to Section 1 above, Brennan, on behalf of himself, his spouse, if any, heirs, estate, executors,

administrators, insurers, attorneys, successors and assigns (hereinafter referred to as “Brennan Releasees”) hereby fully release and forever discharge the Company and all of its former and present parents, subsidiaries, predecessors, successors and assigns, affiliates, divisions, licensees, including but not limited to Tumbleweed Communications Pty. Limited, (“Tumbleweed Entity”) as well as each of their former and present officers, directors, shareholders, joint ventureres, agents, partners, attorneys, representatives, employees, assigns, insurers, and all other persons, entities and corporations and partnerships acting on its behalf (hereinafter referred to as the "Brennan-Released Parties"), from any and all claims, debts, costs, expenses, liens, charges, complaints, injuries, liabilities, obligations, damages, demands, and causes of action of any kind, nature and description, whether known or unknown, suspected or unsuspected, fixed or contingent, including but not limited to any attorneys’ fees, which Brennan Releasees have, owns or claims to have or own or at any time heretofore had, owned or claimed to have owned upon or by reason of any matter, cause or thing heretofore occurring, including any continuing effects. This Release specifically extends to, without limitation, any claims or causes of action for wrongful termination, breach of an express or implied contract, breach of the covenant of good faith and fair dealing, breach of fiduciary duty, fraud, misrepresentation, defamation, slander, infliction of emotional distress, personal injury, loss of future earnings, and any claims under the California constitution, the United States Constitution and any applicable state and federal fair employment laws, employment opportunity laws and labor statues and regulations, including, but not limited to, the Civil Rights Act of 1964, as amended, the Age Discrimination in Employment Act, as amended (the "ADEA"), the Older Workers Benefit Protection Act, as amended, the Fair Labor Standards Act, as amended, the Americans With Disabilities Act of 1990, as amended, the Rehabilitation Act of 1973, as amended, Section 806 of the Sarbanes-Oxley Act, the Worker Adjustment and Retraining Notification Act, as amended, the Employee Retirement Income Security Act of 1974, as amended, the Family and Medical Leave Act, the California Fair Employment and Housing Act, as amended, the California Family Rights Act, as amended and the California Labor Code, specifically including, but not limited to, California Labor Code Section 1400 et seq.

Brennan agrees not to file in any jurisdiction any claim, charge, action or complaint concerning any matter referred to in this Agreement, with the exception of any claim that he may have as to the validity of this Agreement under the ADEA as amended by the OWBPA. If he has previously filed any claims, other than relating to the validity of this Agreement under the ADEA, he agrees to immediately withdraw and dismiss any and all such claims, charges, complaints or causes of action.

b.           In exchange for the good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Tumbleweed fully releases and forever discharges Brennan from any and all liability upon any and all claims, charges, complaints, liens, demands, causes of action, obligations or damages, known or unknown, suspected or unsuspected, that Tumbleweed had, now has or may hereafter claim to have against Brennan arising out of or relating in any way to: (i) the Employment Agreement; (ii) Brennan’s hiring by, employment with, association with or separation from the Company; or (iii) any event, series of events, occurrences, acts or omissions relating in any way to Brennan occurring at any time up to the date of this Agreement (the "Release"). This Release specifically extends to, without limitation, any claims or causes of action for wrongful termination, breach of an express or implied contract, breach of the covenant of good faith and fair dealing, breach of fiduciary duty, fraud, misrepresentation, defamation, slander, infliction of emotional distress, personal injury, loss of future earnings, and any claims under the California constitution, the United States Constitution and any applicable state and federal fair employment laws, employment opportunity laws and labor statues and regulations, including, but not limited to, the Civil Rights Act of 1964, as amended, the Age Discrimination in Employment Act, as amended (the "ADEA"), the Older Workers Benefit Protection Act, as amended, the Fair Labor Standards Act, as amended, the Americans With Disabilities Act of 1990, as amended, the Rehabilitation Act of 1973, as amended, Section 806 of the Sarbanes-Oxley Act, the Worker Adjustment and Retraining Notification Act, as amended, the Employee Retirement Income Security Act of 1974, as amended, the Family and Medical Leave Act, the California Fair Employment and Housing Act, as amended, the California Family Rights Act, as amended and the California Labor Code, specifically including, but not limited to, California Labor Code Section 1400 et seq.

3.	WAIVERS.

a.            Brennan for himself and on behalf of the Brennan Releasees expressly waives all rights afforded by Section 1542 of the Civil Code of the State of California ("Section 1542") with respect to the Brennan-Released Parties. Section 1542 states as follows:

A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM MUST HAVE MATERIALLY AFFECTED HIS SETTLEMENT WITH THE DEBTOR.

Notwithstanding the provisions of Section 1542, and for the purpose of implementing a full and complete release, Brennan for himself and on behalf of the Brennan Releasees understands and agrees that this Agreement is intended to include all claims, if any, which Brennan and the Brennan Releasees may have and which Brennan and the Brennan Releasees do not now know or suspect to exist in his favor against the Brennan-Released Parties and that this Agreement extinguishes those claims.

b.           Tumbleweed expressly waives all rights afforded by Section 1542 of the Civil Code of the State of California ("Section 1542") with respect to Brennan. Section 1542 states as follows:

A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN

BY HIM MUST HAVE MATERIALLY AFFECTED HIS SETTLEMENT WITH THE DEBTOR.

Notwithstanding the provisions of Section 1542, and for the purpose of implementing a full and complete release, Tumbleweed understands and agrees that this Agreement is intended to include all claims, if any, which Tumbleweed may have and which Tumbleweed does not now know or suspect to exist in his favor against Brennan and that this Agreement extinguishes those claims.

4.            NO REEMPLOYMENT. Brennan specifically waives any claim or right to reemployment with any Tumbleweed Entity. Brennan agrees not to seek or accept employment in any position with any Tumbleweed Entity at any location either presently or at any future time. Brennan further agrees that if he seeks employment with any Tumbleweed Entity in violation of this Agreement, the hiring entity shall have the right immediately and unconditionally to deny or terminate his employment without any reason or cause and without recourse by him.

5.            REVIEW AND REVOCATION RIGHTS. Brennan understands that he is waiving his rights under the ADEA and thus:

a.          Brennan agrees that he is executing this Agreement voluntarily with full knowledge of its legal significance. Brennan states that he has been given at least twenty-one (21) calendar days in which to consider this Agreement, if he wishes to take that much time.

b.           Brennan has been informed and states that he understands that for a period of seven (7) days after he signs this Agreement, he may revoke this Agreement. This Agreement shall not become effective until seven (7) days from the date Brennan signs this Agreement, provided at no time while he has the right, he revokes this Agreement (the “Effective Date”). If he revokes this Agreement during the seven (7) day period, the entire Agreement shall be null and void and bind no party to any term herein. If Brennan chooses to revoke this Agreement he must do so in writing and the written revocation must be delivered no later than midnight the seventh (7) day after he signs this Agreement by fax and to Cynthia L. Jackson, Esq., Baker & McKenzie, LLP, 660 Hansen Way, Palo Alto, California, 94304, fax number (650) 856-9299 and a copy of the written revocation shall also be mailed to Ms. Jackson at the address above at the same time it is faxed to her.

c.           Brennan agrees that prior to signing this Agreement, he read and understood each and every provision of this Agreement and that he consulted with an attorney of his choosing regarding the effect of each and every provision of this Agreement.

d.           Brennan acknowledges and agrees that he knowingly and voluntarily entered into this Agreement with complete understanding of all relevant facts, and that he was neither fraudulently induced nor coerced to enter into this Agreement.

6.            REPRESENTATIONS. Brennan makes the following representations, each of which is an important consideration to the Company's willingness to enter into this Agreement with Brennan:

a.           Brennan acknowledges that the Company is not entering into this Agreement because it believes that the Brennan Releasees have any cognizable legal claim against the Brennan-Released Parties. If Brennan elects not to sign this Agreement, the fact that this Agreement was offered will not be understood as an indication that the Brennan-Released Parties believed Brennan was discriminated against or that the Brennan Releasees were treated unlawfully in any respect.

b.           Brennan is aware that, by signing this Agreement, which includes a release and waiver of all claims, the Brennan Releasees are giving up any right to sue the Brennan-Released Parties for any claims which the Brennan Releasees have or believes to have based upon any event which occurred on or before the date that this Agreement is signed.

7.           NON-DEFAMATION. Brennan hereby agrees that he shall not, at any time, make, directly or indirectly, any oral or written statements that defame the Company, the products and services it offers or any of its affiliates, successors and assigns, including but not limited to Tumbleweed Communications Pty. Limited, or any of its present or former officers, directors, agents or employees. Tumbleweed hereby agrees that its officers and directors shall not, at any time, make, directly or indirectly, any oral or written statements that defame Brennan.

8.            REFERENCE. The Company agrees to provide a written and oral reference for Brennan pursuant to the following terms:

a.            Written: Upon signing this Agreement and expiration of the revocation period without any revocation by Brennan, a Board Member of the Company will execute on the Company’s letterhead and deliver to Brennan an original of the reference letter attached to this Agreement as Exhibit A.

b.            Oral: Provided that Brennan directs prospective employers to the Company, Standish O’Grady or Jeffrey C. Smith will respond to those prospective employers’ inquiries by stating Brennan’s name, the dates he was employed with the Company, his position and representations that are consistent with, but state no more than what is stated in the written reference attached to this Agreement as Exhibit A.

9.	CONFIDENTIALITY; PROPRIETARY INFORMATION.

a.           Brennan agrees not to discuss the terms of this Agreement or the circumstances surrounding his separation from the Company with any person or entity, except to the extent consistent with the statements and representations made in Exhibit A, and except in the case of his legal and tax advisors, members of his immediate family or to the extent required by law, without the written consent of the Company or its successors. Written notice shall be made to the Secretary of Tumbleweed Communications Corp. at 700 Saginaw Drive, Redwood City, California, 94063. Brennan agrees that each violation of this Paragraph 8(a) will subject him to $10,000 in liquidated damages per violation payable directly to the Company.

b.           Brennan acknowledges and agrees that he continues to be bound by the terms and conditions of the Proprietary Information and Inventions Agreement he signed in connection with his employment with the Company, a copy of which is attached hereto.

10.         TAX TREATMENT AND INDEMNIFCATION. Brennan acknowledges and agrees that the Brennan-Released Parties have made no representations to him regarding the tax consequences of any amounts paid to him with regard to any Release or Settlement Agreement. Brennan acknowledges and agrees that he is responsible for paying taxes, if any, on all monies paid to him as part of any Settlement Agreement with the Company. Brennan agrees to indemnify, defend and hold harmless the Brennan-Released Parties from any claims, fines, causes of action, judgments, damages, costs, expenses, or other liabilities (including reasonable attorneys’ fees) that arise from any determination of any federal, state or local court, governmental, or administrative agency, board, or other entity that the Company may have been obligated to withhold federal, state or local income or other taxes from the payment of any amounts paid to him as part of any Agreement with the Company. If at some future date, any taxing authority were to determine that any monies paid to Brennan as part of any Agreement is subject to withholding in amounts greater than those reported or withheld, Brennan expressly agree that any and all tax liability, cost, interest, assessment, and/or penalty which may become due are Brennan’s sole responsibility. Brennan further agrees to pay any and all taxes costs, interest, and, if necessary will indemnify and hold harmless the Brennan-Released Parties if any Released Party incurs any tax liability, cost, interest, assessment and/or penalty as a result of any monies paid to Brennan. The Brennan-Released Parties shall have no duty whatsoever to defend Brennan against any tax claims, penalties or assessments.

11.         GOVERNING LAW. This Agreement and all rights, duties and remedies hereunder shall be governed by and construed and enforced in accordance with the laws of the State of California, without reference to its choice of law rules. Venue for any dispute related to the terms of this Agreement shall be in San Mateo County, California.

12.         SEVERABILITY. Any term or provision of this Agreement that is invalid or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement or affecting the validity or enforceability of any of the terms or provisions of this Agreement in any other jurisdictions. The Parties intend that all of their respective rights and obligations hereunder shall be enforceable to the fullest extent permitted by law.

13.         BINDING EFFECT AND THIRD-PARTY BENEFICIARIES. This Agreement is binding and solely for the benefit of Brennan and the Brennan-Released Parties and shall not inure to the benefit of any other third parties.

14.         AMENDMENTS. This Agreement may not be amended or modified other than by a written instrument signed by the Company and Brennan.

15.         COOPERATION IN PROCEEDINGS. Brennan hereby agrees that, as requested by the Company, he will provide reasonable assistance and cooperation to the Tumbleweed Entity and any third parties, including, but not limited to any governmental, law enforcement or regulatory agency, with respect to any current or future litigation in which the Tumbleweed Entity is involved and which arises out of or relates in any manner to Brennan's employment, directorship or officership with the Company and directorship of Tumbleweed Communications Pty. Limited.

16.         DESCRIPTIVE HEADINGS. The section headings contained herein are for reference purposes only and shall not in any way affect the meaning or interpretation of this Agreement.

17.         COUNTERPARTS. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same instrument.

18.         ENTIRE AND INTERGRATED AGREEMENT. Each of the Parties to this Agreement represent that it has not relied upon any promise, inducement, representation, or other statement made in connection with this Agreement, whether oral or written, that is not expressly contained herein, that this Agreement contains the entire agreement between the parties, including all known and unknown claims, including any continuing effects, and that the terms of this Agreement are contractual and not recitals only. All other prior agreements, discussions, terms of compensation, including without limitation any offer of a bonus for the 4th Quarter 2005, arrangements or understandings, oral or written are merged into and superseded by the terms of this Settlement Agreement, except for any confidentiality or proprietary information agreements which remain in full force and effect. It is expressly understood that Brennan will receive $100,000 from the Company and nothing more for any matter.

19.         OWNERSHIP OF CLAIMS. Brennan warrants and represents that he has not heretofore assigned or transferred, or purported to assign or transfer, to any person or entity, any claim or cause of action arising out of or related to the matters released herein or any portion thereof or interest therein, and Brennan agrees to indemnify, defend, and hold the Brennan-Released Parties harmless from and against any and all claims based on or arising out of any such assignment or transfer, or purported assignment or transfer.

20.         AUTHORITY. Each of the parties to this Agreement hereby represents warrants and covenants that the party has the full power and authority to execute, deliver and perform this Agreement and has duly authorized the execution, delivery and performance of this Agreement.

21.         NO ADMISSION OF LIABILITY. It is understood and agreed that this is a compromise settlement of disputed claims and that the facts or terms of this Agreement should not be construed to be an admission of any liability or obligation whatsoever by Brennan or the Brennan-Released Parties. Moreover, the fact of the existence of this Agreement, or any terms of this Agreement shall not be interpreted in any way to constitute any ratification by any Brennan-Released Party of any of Brennan’s acts or omissions that arise from or are related to his employment with, and officership or directorship of the Company.

22.         COSTS AND ATTORNEYS’ FEES. Each party shall bear its own attorneys’ fees and costs incurred as a result of the release claims, any of the provisions in this Agreement, or in connection with the negotiation and preparation of this Agreement.

23.         COBRA REIMBURSEMENT/VIDEO CONFERENCING EQUIPMENT REIMBURSEMENT. The Company will reimburse Brennan for COBRA expenses Brennan incurs through December 31, 2006 to maintain coverage under the Company’s health insurance plans subject to COBRA. The Company acknowledges that the Settlement Payment includes a set-off for video conferencing equipment provided to Brennan and that Brennan owes it nothing for that equipment.

24.         LANGUAGE OF AGREEMENT SHALL NOT BE CONSTRUED FOR OR AGAINST ANY PARTY. The Company and Brennan acknowledge that they have each read and reviewed the terms of this Agreement, and have conferred with counsel in the negotiation of this Agreement. Accordingly, the Agreement shall be construed neither for nor against any party, but shall be given a fair and reasonable interpretation in accordance with the meaning of the terms and the intent of the Company and Brennan.

I HAVE CAREFULLY READ AND FULLY UNDERSTAND AND VOLUNTARILY AGREE TO ALL THE TERMS OF THIS SETTLEMENT AGREEMENT AND RELEASE IN EXCHANGE FOR THE PROMISES MADE IN THIS AGREEMENT.

IN WITNESS WHEREOF, the Parties have executed this Agreement as of the date set forth above.

TUMBLEWEED COMMUNICATIONS	CRAIG D. BRENNAN

CORP.

___________________________	________________________

By: Bernard J. Cassidy

Its: Senior Vice President & General Counsel

Date: ______________________

Date:___________________

APPROVED AS TO FORM

________________________

Attorney for Mr. Brennan

Date:___________________